UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 _____________________________________________________________________

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AG Mortgage Investment Trust, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

March 21, 2022

Dear Fellow Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of AG Mortgage Investment Trust, Inc., which will be held on Monday, May 2, 2022 at 11:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We believe that a virtual meeting allows the full participation by, and interaction with, our stockholder base, while also being mindful of the public health and travel concerns our stockholders may have in light of the COVID-19 pandemic. You will be able to participate in the Annual Meeting, to vote, and submit your questions via live webcast by visiting https://web.lumiagm.com/201017455. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”).

Pursuant to rules adopted by the United States Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (“Notice”) on or about March 21, 2022 to our stockholders of record on March 8, 2022. The Notice and Proxy Statement contain instructions for your participation in this process, including how to access our Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2021 over the Internet, how to authorize your proxy to vote online, and how to request a paper copy of the Proxy Statement and Annual Report to Stockholders if you so desire.

If you are unable to attend the virtual Annual Meeting, it is nevertheless very important your shares be represented and voted. You may authorize your proxy to vote your shares over the Internet as described in the Notice and Proxy Statement. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card by mail so your shares may be voted. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote electronically via live webcast at the Annual Meeting.

On behalf of the Board of Directors, I extend our appreciation for your participation and continued support.

Sincerely,

David N. Roberts
Chairman of the Board & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2022

NOTICE IS HEREBY GIVEN to holders of shares of common stock of AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”), that the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Monday, May 2, 2022, at 11:00 a.m., Eastern Time. In light of continuing public health concerns, the Annual Meeting will be a completely virtual meeting of stockholders, conducted via live webcast like an in-person meeting. You can vote and submit questions during the Annual Meeting by visiting https://web.lumiagm.com/201017455. The Annual Meeting will be held for the following purposes:

1.to consider and vote upon the election of six directors, with each director serving until the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2.to consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022;

3.to consider and vote upon the approval, on an advisory basis, of our executive compensation, as described in the Proxy Statement; and

4.to consider and vote upon the transaction of such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

We know of no other matter to come before the Annual Meeting. Only holders of record of our common stock at the close of business on March 8, 2022 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting and any postponement or adjournment thereof.

If you plan on virtually attending the Annual Meeting, you will need to enter the 11-Digit Control Number on your notice regarding the Internet availability of proxy materials ("Notice"). Whether or not you plan to access the Annual Meeting, please authorize your proxy to vote your shares over the Internet, as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Stockholders who authorize a proxy to vote their shares over the Internet, by mail or by telephone prior to the Annual Meeting may nevertheless access the Annual Meeting, revoke their proxies and cast their vote electronically at the virtual meeting.

By Order of the Board of Directors,

Jenny B. Neslin
General Counsel and Secretary

March 21, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Monday, May 2, 2022. This Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2021 are available on the “Financial Reports” page of the “Investor Relations” section of our website at www.agmit.com.

AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2022

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company,” “we,” “us” or “our”) for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, May 2, 2022 at 11:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. We believe the virtual meeting format allows the full participation by, and interaction with, our stockholder base, while also being mindful of the public health and travel concerns that our stockholders may have in light of the COVID-19 pandemic. Any reference herein to attending the Annual Meeting, including any reference to “in-person” attendance, means attending by remote communication via live webcast on the Internet.

Like an in-person meeting, you can vote and submit questions during the Annual Meeting by visiting https://web.lumiagm.com/201017455. You must have your 11-Digit Control Number in order to access the Annual Meeting. The Proxy Statement, proxy card, and our 2021 Annual Report to Stockholders (the “Annual Report”) will be distributed or made available on or about March 21, 2022 to stockholders of record on the Record Date.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the Proxy Statement, we answer some common questions regarding our Annual Meeting and the voting of shares at the meeting.
Q:	Where and when will the annual meeting be held?

A:
The meeting will be held on Monday, May 2, 2022 at 11:00 a.m., Eastern Time. You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting https://web.lumiagm.com/201017455. To satisfy the requirements for admission to the Annual Meeting, please use the passcode "ag2022".

Q:	Why is the Company holding a virtual meeting?

A:	We feel it is appropriate this year to hold a virtual Annual Meeting due to the continuing public health impact COVID-19 and to support the health and well-being of our directors, executive officers and stockholders and their friends and family. We value and encourage broad investor participation and believe that a virtual meeting provides an opportunity for stockholders to attend and participate from their homes while minimizing public safety risks.

Q:	What is the quorum for the meeting?

A:
A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, whether in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. As of the Record Date, 23,915,293 shares of common stock were issued and outstanding, and each share of common stock is entitled to one vote. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, we expect that the Annual Meeting will be adjourned in order to solicit additional proxies creating the necessary quorum. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken and the new date of the Annual Meeting is not more than 120 days from March 8, 2022, the record date for the Annual Meeting. Shares that are voted “For,” “Against,” “Abstain,” or, with respect to the election of directors, “Withhold,” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you are a stockholder of record as of the Record Date and have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.

Q:	What am I voting on?

A:	(1)	The election of six directors each serving until the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified;

	(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

	(3)	Approval, on an advisory basis, of our executive compensation, as described in this Proxy Statement.

Q:	How does the Board recommend that I vote on these proposals?

A:	(1)	“FOR” the election of each of the nominees as directors;

	(2)	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022; and

	(3)	“FOR” the approval, on an advisory basis, of our resolution on executive compensation, as described in the Proxy Statement.

Q:	Who is entitled to vote?

A:	Only stockholders of record of our common stock as of the close of business on the Record Date or their duly authorized proxies are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in your notice regarding the Internet availability of proxy materials (“Notice”). Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the Annual Meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	How do I vote my shares at the Annual Meeting?

A:
First, you must satisfy the requirements for admission to the Annual Meeting by visiting https://web.lumiagm.com/201017455 and entering the passcode "ag2022". Then, if you are a stockholder of record at the close of business on March 8, 2022, you may cast your vote electronically at the Annual Meeting.

You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you hold as of the Record Date. Our stockholders do not have the right to cumulate their votes for directors.

Q:	What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

A:
With respect to the election of directors, you may vote “For” all nominees, “Withhold” your vote as to all nominees, or you may vote “For All Except” one or more nominees. A properly executed proxy marked “Withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Members of the Board are elected by a plurality of votes cast, in person or by proxy, at the Annual Meeting, provided that a quorum is present. This means the six nominees who receive the greatest number of “For” votes cast will be elected. Neither broker non-votes nor votes marked “Withhold” will have an effect with respect to the election of any nominee.

You may vote “For,” “Against” or “Abstain” on Proposals 2 and 3. To be approved, each of Proposals 2 and 3 must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal, provided that a quorum is present. Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposals 2 and 3 and will have no effect on the result of the vote.

	Proposal	Vote Required	Discretionary Voting Allowed?
(1)	Election of directors	Plurality**	No
(2)	Ratification of the appointment of PricewaterhouseCoopers LLP	Majority*	Yes
(3)	Approval, on an advisory basis, of our executive compensation	Majority*	No

* “Majority” means a majority of the votes cast at the Annual Meeting on the particular matter.
** “Plurality” means with regard to the election of directors, that the six nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice and Proxy Statement and any accompanying document have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I attend the Annual Meeting?

A:
You can attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting https://web.lumiagm.com/201017455. You must use the passcode "ag2022" in order to access the Annual Meeting. Online access to the webcast will open 60 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the webcast in advance of the designated start time.

Q:	May stockholders ask questions at the Annual Meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from participants of the webcast.

Q:	Why did I not receive my proxy materials in the mail?

A:	As permitted by rules of the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and the Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, available to our stockholders electronically via the Internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about March 21, 2022, we mailed to stockholders of record, as of the close of business on the Record Date, the Notice containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you had previously indicated that you wanted to receive a printed copy. The Notice instructs you on how to access the Proxy Statement and Annual Report and how you may submit your proxy.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone or vote in person at the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Q:	Will there be any other items of business on the agenda?

A:	We do not know of any other matter that may be brought before the Annual Meeting nor do we foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to exercise all proxies with respect to such matters in accordance with their discretion.

Q:	Who has paid for this proxy solicitation?

A:
We pay for the cost of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors or our executive officers or by executive officers of AG REIT Management, LLC (our “Manager”) personally, by e-mail or by telephone without additional compensation for such activities. We have also retained D.F. King & Co., Inc. to perform proxy solicitation services at a fee estimated at $7,000, plus out of pocket expenses. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners, and we will pay such holders their standard and ordinary fees. We will also reimburse such holders for their reasonable out-of-pocket expenses.

Q:	What does it mean if I receive more than one Notice?

A:	If you receive more than one Notice, your shares are registered in more than one name or are registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2, and 3.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers and other nominees have the discretion to vote on routine matters, such as Proposal 2, but do not have discretion to vote on non-routine matters, such as Proposals 1 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

Q:	How are abstentions and "broker non-votes" treated?

A:	Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, since the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firms is considered a “routine” proposal. All other items on this year’s ballot are considered “non-routine” proposals under NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee does not vote on a particular proposal because such broker or nominee does not receive such voting instructions and does not have the discretion to vote the shares.

Q:	Can I change my vote after I have voted?

A:
Yes. You can change your vote either by:

•executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than April 29, 2022;

•voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on April 29, 2022;

•sending a written statement revoking your proxy card to our General Counsel provided such statement is received no later than April 29, 2022; or

•by attending the Annual Meeting, revoking your proxy and voting electronically at the Annual Meeting.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: General Counsel. New paper proxy cards should be sent to Proxy Tabulation Department, c/o American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

Q:	Can I find additional information on the Company’s website?

A:
Yes. Our website is located at www.agmit.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on our website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of six members, including four directors that meet the independence standards of the NYSE. Our Nominating and Corporate Governance Committee analyzes the composition of our Board each year. In connection with this review, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, nominated the following six individuals to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified: David N. Roberts, T.J. Durkin, Debra Hess, Dianne Hurley, Matthew Jozoff and Peter Linneman (each a “Nominee,” and, collectively, the “Nominees”).

All of the Nominees currently serve on the Board and were elected by the stockholders at the 2021 annual meeting of stockholders, except for Mr. Jozoff, who was nominated by the Board for election at the Annual Meeting. The Board anticipates that, if elected, each Nominee will serve as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend, unless the Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

The voting requirements for this proposal are described above and in the “General Information About the Annual Meeting and Voting” section of this Proxy Statement.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information Regarding Director Nominees

We believe that all of the Nominees are intelligent, collegial, insightful, proactive with respect to management and risk oversight, diligent and exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the Annual Meeting, including the age of each Nominee as of the date of this Proxy Statement, and the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a director.

David N. Roberts Chairman of the Board & Chief Executive Officer Age: 60
Mr. Roberts joined Angelo, Gordon & Co., L.P. ("Angelo Gordon") in 1993 and is a Managing Director and a member of the firm’s Advisory Board and Executive Committee. At Angelo Gordon, Mr. Roberts has been responsible for helping start and grow a number of the firm’s businesses, including opportunistic real estate, private equity, net lease real estate, residential mortgage-backed securities and energy lending. Within private equity, Mr. Roberts focused in particular on investments in the specialty finance area, including helping create and serving for over 15 years as Lead Director of publicly traded PRA Group, Inc. (formerly Portfolio Recovery Associates, Inc.), a former Angelo Gordon portfolio company whose primary business is the purchase, collection, and management of portfolios of nonperforming loans. Prior to Angelo Gordon, from 1989 to 1993, Mr. Roberts was a Principal at Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions. He also worked in the Corporate Finance Department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts has a B.S. degree from The Wharton School of the University of Pennsylvania. He serves as our Chairman and Chief Executive Officer and has served as a director of the Company since 2011. Prior to April 2021, Mr. Roberts also served as our President, a position he had held since 2011.

Due to his senior management and finance experience and his experience as a director of public and private boards, we believe Mr. Roberts should serve as a member of our Board.

T.J. Durkin President Age: 39
Mr. Durkin joined Angelo Gordon in 2008 and is a Managing Director, a member of the firm’s Advisory Board, Executive Committee and Co-Head of the firm’s Structured Credit Platform. Mr. Durkin serves as our President and served as our Chief Investment Officer from October 2017 through April 2021. Mr. Durkin also serves as co-Portfolio Manager of Angelo Gordon’s residential mortgage and consumer debt securities portfolios and as a board member of Arc Home, Angelo Gordon’s affiliated mortgage originator and GSE licensed servicer. Prior to joining Angelo Gordon, Mr. Durkin began his career at Bear, Stearns & Co. where he was a Managing Director on the Non-Agency Trading Desk focused on the structuring and trading of multiple asset classes, including subprime, Alt-A, second lien and small balance commercial. Mr. Durkin earned his Bachelor’s degree in finance from Fordham University and currently serves as a member of the school’s President's Council. He is also a board member of VE International, a not-for-profit organization focused on preparing high school students for college and careers through skills learned in an entrepreneurship based curriculum. He has served as an executive officer of the Company since 2017 and as a director since 2018.

Due to his vast industry experience and mortgage and structured products expertise, we believe Mr. Durkin should serve as a member of our Board.

Debra Hess

Lead Independent Director (effective May 2, 2022)

Age: 57

Committees (prior to May 2, 2022):
- Audit (Chair)
- Compensation

 Committees (effective May 2, 2022):
- Audit
- Compensation
- Nominating and Corporate Governance (Chair)

Ms. Hess served as Chief Financial Officer of NorthStar Asset Management Group Inc. (NYSE: NSAM) from July 2014 until January 2017, when NorthStar merged with Colony Capital. Ms. Hess had also served as Chief Financial Officer of NorthStar Realty Finance Corp. (NYSE: NRF) from July 2011 to January 2017, when NRF merged with Colony Capital. During her tenure at NorthStar until August 2015, Ms. Hess served as Chief Financial Officer of NorthStar’s non-traded companies. Ms. Hess also served as Interim Chief Financial Officer of NorthStar Realty Europe Corp. (NYSE: NRE) from June 2015 to November 2015. Prior to joining NorthStar, Ms. Hess served as Chief Financial Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by the Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess currently serves on the board of directors, including as Chair of its audit committee, of Radian Group Inc. (NYSE: RDN), and on the board of directors of CenterPoint Properties Trust where she is the chair of the audit committee. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut and a Master of Business Administration in Finance from New York University. Ms. Hess has served as a director of the Company since February 2018.

Due to her extensive mortgage banking, finance and real estate experience, her role as the Chief Financial Officer of various publicly traded companies in our sector, and her significant financial, accounting and compliance experience at public companies, we believe Ms. Hess should serve as a member of our Board.

Dianne Hurley

Independent Director

Age: 59

Committees (prior to May 2, 2022):
- Audit
- Nominating and Corporate Governance

 Committees (effective May 2, 2022):
- Audit (Chair)
- Nominating and Corporate Governance

Ms. Hurley is currently the Chief Financial and Operations Officer of Moravian Academy. Previously, she was the Chief Administrative Officer of A&E Real Estate, one of the largest owner/operators of multi-family real estate in New York City. Since 2015, Ms. Hurley has also worked as an operational consultant to various startup asset management firms, including BayPine Capital, Stonecourt Capital and Imperial Companies. From September 2009 to November 2011, Ms. Hurley served as the first Chief Operating Officer of Global Distribution in the Asset Management Division of Credit Suisse. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon, a large investment management firm affiliated with TPG Capital. Ms. Hurley began her career in the real estate department of Goldman, Sachs & Co. Ms. Hurley currently serves as the Chair of the Audit Committee for American Healthcare REIT, Inc. (fka, Griffin-American Healthcare REIT IV). She has also previously served as an independent director of an additional three public companies within the real estate industry. Ms. Hurley holds a Bachelor of Arts from Harvard University and a Master of Business Administration from Yale School of Management. Ms. Hurley has served as a director of the Company since December 2020.

Due to her extensive financial and real estate experience, as well as her experience as a director for several other public companies, we believe Ms. Hurley should serve as a member of our Board.

Matthew Jozoff Independent Director Nominee Age: 56 Committees (effective May 2, 2022): - Audit - Compensation
Mr. Jozoff is currently a Managing Director at Radkl, a quantitative trading firm for digital assets and cryptocurrencies, where he has served since 2021. Prior to joining Radkl, Mr. Jozoff served in various positions at J.P. Morgan Chase & Co., including as a Managing Director and Co-Head of Fixed Income, Currencies, Commodities and Index Research (2019-2021); Head of Rates and Securitized Products Research (2013-2019); and Head of Mortgage/Securitized Products Research (2006-2013). Prior to joining J.P. Morgan, Mr. Jozoff worked at Goldman Sachs & Co. as a Vice President and Head of Mortgage Strategy from 1997 to 2006 and at Lehman Brothers in its Mortgage Research division from 1991 to 1997. Mr. Jozoff holds a Bachelor of Arts from Princeton University and a Master of Business Administration from the University of Pennsylvania.

Due to his extensive experience in the mortgage origination, fixed income and finance industries, we believe Mr. Jozoff should serve as a member of our Board.

Peter Linneman Independent Director Age: 70 Committees: - Compensation (Chair) - Nominating and Corporate Governance	Dr. Linneman is currently the Emeritus Albert Sussman Professor of Real Estate, Finance, and Public Policy at the University of Pennsylvania, Wharton School of Business where he has been on the faculty since 1979. At Wharton, he was the Director of the Samuel Zell and Robert Lurie Real Estate Center from 1986-1998 and the Chairperson of the Wharton Real Estate Department from 1994-1997. Dr. Linneman is also the founding principal of Linneman Associates, a real estate advisory firm, and the CEO of American Land Funds and KL Realty Fund, both private real estate acquisition firms. He currently serves on the board of directors of Regency Centers Corporation (NYSE: REG), Paramount Group, Inc. (NYSE: PGRE) and Equity Commonwealth (NYSE: EQC), each of which is a public real estate investment trust. Dr. Linneman has served on over 20 public and private company boards, including as director of eleven New York Stock Exchange listed companies. Dr. Linneman holds both a masters and a doctorate degree in economics from the University of Chicago. He has served as a director of the Company since 2011.

Due to his extensive academic and business experience in real estate, his understanding of complex financial structures and his experience as a member of several public and private boards, including many real estate investment companies, we believe Dr. Linneman should serve as a member of our Board.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following is a list of individuals serving as executive officers of the Company, other than David N. Roberts (our Chairman and Chief Executive Officer) and T.J. Durkin (our President), who serve as members of our Board in addition to their roles as executive officers. For Messrs. Roberts’ and Durkin’s biographical information, see “Information Regarding Director Nominees” above. All of our executive officers serve at the discretion of the Board.

Nicholas Smith Chief Investment Officer Age: 41	Mr. Smith joined Angelo Gordon’s structured credit team as a Managing Director in April 2021 and was appointed as our Chief Investment Officer, effective April 2021. Prior to joining Angelo Gordon, Mr. Smith was the Head of Non-Agency Residential Mortgage Trading and Asset-Backed Securities Trading at Bank of America Securities. At Bank of America Securities, he led a team of over 30 professionals and built and oversaw the organization’s Whole Loan Purchase Program. Previously, he served as Director on Guggenheim Securities’ Residential Mortgage Trading and Banking team and Bear Stearns’ Residential Mortgage Finance and Trading team. Mr. Smith graduated from Colgate University with a degree in Mathematical Economics.

Anthony Rossiello Chief Financial Officer and Treasurer Age: 34	Mr. Rossiello joined Angelo Gordon’s finance team in 2020 and was appointed as our Chief Financial Officer and Treasurer and a Managing Director of Angelo Gordon, effective January 2021. In this position, Mr. Rossiello also serves as our Principal Financial and Accounting Officer. Mr. Rossiello has previously served as our Controller and interim Principal Accounting Officer during 2020. Prior to joining Angelo Gordon, Mr. Rossiello began his career at Ernst & Young LLP where he was a Senior Manager in the Banking and Capital Markets practice primarily focusing on providing client services to publicly traded companies within the banking and mortgage REIT industry as well as working with private companies within the mortgage origination and servicing industry. Mr. Rossiello holds a B.S. degree in Accounting from the State University of New York at Albany and is a Certified Public Accountant.

Jenny B. Neslin General Counsel and Secretary Age: 39
Ms. Neslin joined Angelo Gordon’s legal team as a Managing Director in April 2021 and was appointed as our General Counsel and Secretary, effective April 2021. Since November 2021, Ms. Neslin also serves as General Counsel and Secretary of AG Twin Brook BDC, Inc., a non-listed business development company managed by an affiliate of Angelo Gordon. Prior to joining the Company, Ms. Neslin was Managing Director and Deputy General Counsel at Colony Capital, Inc. (NYSE:CLNY) (“Colony Capital”). At Colony Capital, Ms. Neslin was responsible for legal oversight of Colony Capital’s capital markets activities (including public and private equity and debt offerings), ongoing disclosure and reporting obligations under U.S. federal securities laws and corporate governance matters. In addition, from August 2015 to January 2018, Ms. Neslin served as General Counsel and Secretary for each of NorthStar Real Estate Income Trust, Inc. (“NS Income”) and NorthStar Real Estate Income II, Inc. (“NS Income II”). NS Income and NS Income II were public, non-traded real estate investment trusts managed by NorthStar Asset Management Group Inc. (“NorthStar”), until NorthStar’s merger with Colony Capital in January 2017. Prior to joining an affiliate of NorthStar in July 2013, Ms. Neslin was an associate in the Capital Markets group at Clifford Chance US LLP, where she primarily advised REITs and investment banks in public and private capital markets transactions. Ms. Neslin holds a Bachelor of Music in Music Business from New York University and a Juris Doctor from Benjamin N. Cardozo School of Law at Yeshiva University.

Andrew Parks Chief Risk Officer Age: 49	Mr. Parks joined Angelo Gordon in August 2009 as Chief Risk Officer and has served as our Chief Risk Officer since our IPO in July 2011. Before joining Angelo Gordon, Mr. Parks was associated with Morgan Stanley where he served as an Executive Director overseeing the risk management group for the ultra-high net worth division in the U.S. and Latin America. Prior to joining Morgan Stanley, Mr. Parks worked as a corporate attorney at Cravath, Swaine & Moore LLP in New York in the areas of mergers and acquisitions, debt and equity capital markets, secured corporate credit and real estate acquisition/finance. Mr. Parks holds a B.A. degree from Tulane University and a J.D. degree from The University of Texas School of Law.
All of our executive officers are employed by Angelo Gordon, an affiliate of our Manager, in various executive, managerial and administrative positions.

CORPORATE GOVERNANCE

Board and Committees

Our Manager manages our day-to-day operations, subject to the supervision and oversight of our Board. Our Manager has delegated to Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. Members of our Board are kept informed of our business through discussions with our and our Manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. A majority of the members of our Board are “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our independent directors meet in executive sessions without the presence of our executive officers or non-independent directors.

Our Board has formed an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”) and a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) and has adopted charters for each of these committees. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE and, as it relates to the Audit Committee, Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors.

Board Composition and Refreshment

Our Board recognizes the importance of having the right mix of skills, expertise and experience and regularly reviews its capabilities. Our Board is also committed to seeking highly qualified individuals from minority groups (including gender and ethnically/racially diverse groups) to include in the pool from which board nominees are selected. In the past five years, our Board has appointed two women to serve on our Board and, as a result, one-third of our Board's members are female.

Our Board further recognizes the importance of refreshment, particularly in light of the Company’s new mission beginning in 2021 to focus our investment strategy primarily on acquiring and securitizing newly-originated residential non-agency mortgage loans. For this Annual Meeting, our Board has nominated an independent director for election at the Annual Meeting, Matthew Jozoff, who has substantial mortgage origination and securitization experience. In addition, following our Annual Meeting, our Board of Directors will have an average tenure of 5.2 years.

Board Leadership

Our business is conducted day-to-day by our executive officers and our Manager, under the direction of our chief executive officer and the oversight of our Board, to enhance long-term value for our stockholders. Our Board is elected by our stockholders on an annual basis to oversee our executive officers and our Manager.

The Board annually appoints a chairman of the board, who may or may not be our chief executive officer. David N. Roberts has served as Chief Executive Officer of the Company since our initial public offering in 2011 and as Chairman of our Board since the 2012 annual meeting of stockholders. In these capacities, Mr. Roberts is involved in both our day-to-day operations and the strategic decision making at the board level. We believe that it is in the best interests of our stockholders for Mr. Roberts to serve as both Chairman of our Board and Chief Executive Officer because of in depth knowledge of our Company as our Chief Executive Officer since our initial public offering as well as his decisive, consistent and effective leadership.

When the individual appointed as Chairman of our Board is also our Chief Executive Officer, which is the case currently with Mr. Roberts serving in both roles, the Board will also appoint a lead independent director. Our current lead independent director is Joseph LaManna, an independent member of our Board. We believe that having a lead independent director enhances independent oversight of our Company and management. Our lead independent director chairs executive sessions of the independent directors of the Board and meetings of the full Board when the chairman is absent, and otherwise serves as a liaison between the independent directors, the full Board and management.

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that there is no single, generally accepted approach to providing board leadership, and the right board leadership structure may vary as circumstances warrant. Consistent with this belief, our independent directors consider the board’s leadership structure on an annual basis. In connection with such annual review, in March 2022, our Board appointed Debra Hess, an independent member of our Board, to serve as our lead independent director effective May 2, 2022.

Director Independence

Under the corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees, must be “independent,” as such term is defined in the NYSE Listed Company Manual. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board has affirmatively determined each of the following director nominees satisfies the bright-line independence criteria of the NYSE and none of them has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board: Debra Hess, Dianne Hurley, Matthew Jozoff and Peter Linneman. Therefore, we believe that all of these nominees, who constitute a majority of our Board nominees, are independent under the NYSE rules. Additionally, Joseph LaManna, who is not standing for reelection at the Annual Meeting, has been previously determined to be independent by the Board and is currently serving as lead independent director.

The Nominating and Corporate Governance Committee has adopted limits on the number of public company boards on which our independent directors may serve, to enable them to have sufficient time to devote to their duties to the Company. Unless approved by the Board, our independent directors may not serve on more than four public company boards, which number includes service on our Board. The Company does not limit the number of not-for-profit boards on which our independent directors may serve.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, facilitates candid and open communications and provides an efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board and Independent Directors.”

Nomination of Directors

Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated. The Nominating and Corporate Governance Committee identifies director candidates based on recommendations from directors, stockholders, management and others. The committee may engage the services of third-party search firms to assist in identifying or evaluating director candidates.

Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee will consider recommendations for board membership by stockholders. The Nominating and Corporate Governance Committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee evaluates annually the effectiveness of the Board as a whole and of each committee and conducts an annual assessment of each independent director. The Nominating and Corporate Governance Committee also identifies any area in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; and whether the candidate contributes to the overall diversity of the Board. Candidates are also evaluated on their understanding of our business, experience, and willingness to devote adequate time to carrying out their duties, among other things. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background of the members of the Board to assure the Board has the necessary composition to effectively perform its oversight function.

While we do not have a formal policy about diversity, our Board is committed to seeking highly qualified individuals from minority groups (including gender and ethnically/racially diverse groups) to include in the pool from which board nominees are selected. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of directors that reflects a mix of different viewpoints, professional experience, education, skills and other personal qualities and attributes that can best facilitate the success of the Company’s business and can represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

Corporate Governance Guidelines

Our Board has also adopted corporate governance guidelines, which are available in the "Investor Relations - Corporate Governance" section of our website, www.agmit.com. These guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board; director responsibilities; board committees; director access to executive officers, the Manager and independent advisors; director compensation; and regular evaluations of the performance of the Board.

Retirement Policy

The Board believes that 75 years of age is an appropriate retirement age for directors. Directors generally will not be nominated for reelection at any annual stockholders meeting following their 75th birthday. However, the Board may determine to waive this policy in individual cases.

Code of Business Conduct and Ethics

Our Board has established a code of business conduct and ethics that applies to our executive officers and directors as well as the employees, executive officers and directors of our affiliates who provide us services (the “Code of Ethics”). Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	accurate, complete, objective, relevant, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	the protection of Company assets, including corporate opportunities and confidential information;
•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.
Any waiver of the Code of Ethics may be made only by our Board or one of our board committees. The Code of Ethics is posted in the “Investor Relations-Corporate Governance” section of our website, www.agmit.com. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information on our website.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our risk management policies and practices. Our executive officers, including our Chief Risk Officer, who are responsible for our day-to-day risk management practices, regularly present to the Board on our overall risk profile and the processes by which such risks are mitigated. Our Manager also regularly reports to the Board on various matters related to our risk exposure. Through regular and consistent communication, our Manager provides reasonable assurances to our Board that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are understood and addressed.

Cybersecurity

Cybersecurity is a growing risk for companies. While our Audit Committee is tasked with overseeing cybersecurity risks, it is of particular concern to the full Board, as well. Our Manager reports at least annually to the full Board regarding the steps our Manager is taking to protect the Company and its assets from cyber attacks or intrusions. Our Manager has developed a comprehensive framework that is designed to prevent, detect, address and mitigate the risk of unauthorized access, misuse, computer viruses and other events that could have a security impact. This framework includes an incident response plan and a third party vendor management program.

Board Meetings and Annual Meeting of Stockholders

The Board held 18 meetings (including regularly scheduled and special meetings) in 2021, and each director who was a director in 2021 attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). We have a policy that directors attend each annual meeting of stockholders. All of our directors serving in May 2021 attended the 2021 annual meeting of stockholders. The independent directors have the opportunity to meet in executive session at least once per quarter during a regularly scheduled board meeting without management. As the lead independent director, Mr. LaManna presided at the executive sessions of the independent directors in 2021.

Committee Membership

The current committees of the Board are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The table below provides current Board committee membership information and information regarding the number of meetings held in 2021.

Director	Audit	Compensation	Nominating and Corporate Governance
Debra Hess	C, E	M	-
Dianne Hurley	M, E	—	M
Joseph LaManna(1)	M	M	C, L
Peter Linneman	-	C	M
Number of Meetings Held in 2021	5	5	5
 M - Member    C - Chairman    E - Audit Committee Financial Expert    L - Lead Independent Director

(1) Mr. LaManna is not standing for reelection at the Annual Meeting.

The table below provides our Board committee memberships to be effective as of May 2, 2022 should all of our nominees be elected at the Annual Meeting.

Director	Audit	Compensation	Nominating and Corporate Governance
Debra Hess	M, E	M	C, L
Dianne Hurley	C, E	—	M
Matthew Jozoff	M	M	—
Peter Linneman	—	C	M
 M - Member    C - Chairman    E - Audit Committee Financial Expert    L - Lead Independent Director

Board Committees

Below is a description of each committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has adopted a charter, which is available at our website at www.agmit.com under the heading “Investor Relations – Corporate Governance.”

Audit Committee

Our Audit Committee consists of Mses. Hess and Hurley and Mr. LaManna, each of whom is an independent director and “financially literate” under the rules of the NYSE. Our Board also determined that Mr. Jozoff, as a prospective Audit Committee member, is an independent director and “financially literate” under the rules of the NYSE. Ms. Hess chairs our Audit Committee and each of Mses. Hess and Hurley are audit committee financial experts, as that term is defined by the SEC. Our Audit Committee assists the Board in overseeing:

•our internal controls over financial reporting;

•our accounting and financial reporting processes;

•the integrity and audits of our consolidated financial statements;

•our compliance with legal and regulatory requirements;

•our information technology security program;

•the qualifications and independence of our independent auditors; and

•the performance of our independent and internal auditors.

Our Audit Committee is responsible for engaging independent registered public accounting firms, reviewing with the independent registered public accountants the plans and results of the audit engagement, approving professional services provided by the independent registered public accountants, reviewing the independence of the independent registered public accountants, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal controls over financial reporting.

Compensation Committee

Our Compensation Committee consists of Messrs. Linneman and LaManna and Ms. Hess, each of whom is an independent director under the rules of the NYSE. Our Board also determined that Mr. Jozoff, as a prospective

Compensation Committee member, is an independent director under the rules of the NYSE. Dr. Linneman chairs our Compensation Committee. The responsibilities of our Compensation Committee include evaluating the performance of our executive officers; reviewing the compensation payable by us, if any, to our executive officers; evaluating the performance of our Manager; reviewing the equity compensation and fees payable to our Manager under the management agreement; administering our equity incentive plans and any other compensation plans, policies and programs; discharging our Board’s responsibilities relating to compensation payable to our independent directors; and reviewing and recommending to the Board compensation plans, policies and programs.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. LaManna and Linneman and Ms. Hurley, each of whom is an independent director under the rules of the NYSE. Our Board also determined that Ms. Hess, as Nominating and Corporate Governance Committee Chair-elect, is an independent director under the rules of the NYSE. Mr. LaManna chairs our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The committee also recommends to our Board the appointment of each of our executive officers. It also periodically prepares and submits to our Board for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board the nominees for each committee of the Board. In addition, the committee annually conducts an evaluation of the performance of our Board, both individually and collectively.

Other Committees

Our Board may from time to time establish other committees to facilitate the management of the Company.

Stock Ownership Guidelines

Our minimum share ownership guidelines for directors require that each director acquire and maintain a minimum number of shares equal to four times the basic annual cash retainer payable to non-employee directors within four years of becoming subject to the guidelines. From time to time, the Nominating and Corporate Governance Committee of the Board will review each director’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate. All of our directors are either currently in compliance with the minimum share ownership guidelines or are still within the four year grace period for compliance.

Our minimum share ownership guidelines for executive officers require that our Chief Executive Officer, President, Chief Investment Officer and Chief Financial Officer acquire and maintain a minimum equity investment in the company of 5,000 shares of our common stock. Any executive officer elected to an office subject to the minimum share ownership guidelines after the minimum share ownership guidelines became effective must be compliant within three years of the date of his or her election. Until the minimum equity investment is met, an executive officer subject to the guidelines must retain all of our common stock granted to him or her as compensation. From time to time, the Nominating and Corporate Governance Committee of the Board will review each executive officer’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate and market-competitive on a case-by-case basis. All of our executive officers subject to the minimum share ownership guidelines are currently in compliance therewith.

Policy Prohibiting Pledging and Hedging of Our Securities

Our Policy Prohibiting Pledging and Hedging of AG Mortgage Investment Trust, Inc. Securities applies to each of our directors and executive officers, and states that each such person is prohibited from (i) making or maintaining any pledges of our securities or otherwise holding our securities in a margin account and (ii) engaging in any hedging transactions with respect to our securities, including, without limitation, the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars or exchange funds.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists solely of the following independent, non-employee directors: Messrs. Linneman and LaManna and Ms. Hess. None of the members of our Compensation Committee, nor any prospective member of our Compensation Committee, is or has been an employee or officer of us or any of our affiliates. During 2021, none of the Company's executive officers served on the compensation committee (or other committee serving an equivalent function) of another entity whose executive officers served on the Compensation Committee or Board.

Communication with the Board and Independent Directors

Our Board or any individual director may be contacted by any party via mail at the address listed below:

Board of Directors
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, provides a confidential, candid, and efficient method of relaying any interested party’s concerns or comments. As discussed above, our lead independent director is Mr. LaManna and, effective as of May 2, 2022, our lead independent director will be Ms. Hess. The independent directors can be contacted by any party via mail at the address listed below:

Independent Directors
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

The Company does not screen mail except when warranted for security purposes, and all correspondence will be forwarded to our Board, any specified committee or individual directors as specified in the correspondence.

CORPORATE SOCIAL RESPONSIBILITY

Angelo Gordon is committed to corporate social responsibility. We recognize the importance of developing a strong corporate social responsibility program, including environmental, social and governance ("ESG") policies, and believe that the implementation of such a program benefits Angelo Gordon's employees and supports long-term value creation for our stockholders. Angelo Gordon's values of integrity, fairness, honesty and entrepreneurship guide our business and commitment to social responsibility. Angelo Gordon's corporate social responsibility strategy consists of four pillars:

•Diversity & Inclusion;
•Operational Impact / Governance;
•Responsible Investing; and
•Community Engagement.

Diversity & Inclusion

Angelo Gordon's diversity and inclusion policies are organized around three pillars: (1) education, (2) attraction, and (3) retention / development.

Educate: Angelo Gordon regularly conducts diversity and inclusion trainings with leadership and across the firm, promoting a diverse and inclusive culture where all voices are welcomed and heard.

Attract: Angelo Gordon supports diverse recruitment, opportunity, and retention through its active partnerships with diverse recruitment organizations and diversity and inclusion-focused initiatives, such as:

•Girls Who Invest;
•Seizing Every Opportunity (SEO);
•FastTrack;
•iMentor;
•Posse Foundation; and
•Toigo Foundation.

Hiring managers at Angelo Gordon are expected to expand diversity in prospective candidate pools and are required to attend additional diversity and inclusion training and workshops.

Retain and Develop: The AG Diversity Council and AG Women's Network drive networking, awareness and engagement initiatives.

Further, our Board is committed to seeking highly qualified individuals from minority groups (including gender and ethnically / racially diverse groups) to include in the pool from which board nominees are selected. One-third of the members of our Board of Directors are female.

Operational Impact / Governance

We are committed to good corporate governance practices that strengthen alignment of interests with our stockholders. We have adopted and adhere to a Code of Business Conduct and Ethics covering, among other things, compliance with laws, rules and regulations, avoidance and management of conflicts of interest, strict prohibitions against insider trading, usurping corporate opportunities, and discrimination and harassment, in addition to general provisions ensuring that employees act honestly and ethically. As an extension of these policies, we maintain a whistleblower / ethics hotline with anonymous reporting options. This code is applicable to our directors and to all of Angelo Gordon's employees who provide services to us, including our officers.

Further examples of our strong governance framework include:

•2/3 of our Board members are independent and our Board establishes a lead independent director;
•33% of our Board members are female;
•We are committed to Board refreshment (5.2 years average director tenure following the Annual Meeting);
•Shares received as director compensation are subject to a lock-up for the duration of such director's tenure;
•Established common stock ownership minimums, with a policy prohibiting pledging or hedging;
•We do not have a classified board and we hold annual elections of directors;
•Adopted Corporate Governance Guidelines & Code of Business Conduct and Ethics;
•Our Board and each committee conduct annual self-assessments;

•Our Board committees are comprised solely of independent directors; and
•Regular meetings of independent directors without management and with independent auditors.

In addition, Angelo Gordon embraces opportunities to reduce our environmental impact. Angelo Gordon has invested in best-in-class compliance, risk and internal control processes and platforms, delivered by teams with deep industry and firm experience. Angelo Gordon has robust cyber-security monitoring and action plans, safeguarding investor and firm information and data. Angelo Gordon is also a signatory of the Standard Board for Alternative Investments (SBAI).

Further, our principal office is headquartered in a LEED Gold Certified Building with close access to a major public transportation hub, enabling Angelo Gordon's employees to commute efficiently.

Responsible Investing

Angelo Gordon promotes responsible investing principles in many ways, including:

•Established ESG policy for its residential and consumer debt business which integrates environmental, social and governance factors into our investment strategy;
•Participated in industry recognized transactions generated by its partnerships with community development financial institutions (CDFIs);
•Became a signatory to the UN Principles of Responsible Investing (PRI) in October 2021; and
•Implemented a robust due diligence process, including an anti-money laundering (AML) policy, with established Know-Your-Customer (KYC) procedures.
◦Utilizing industry tools to mitigate environmental, geographic, and climate-related risks.

In addition, in December 2021, Angelo Gordon hired a dedicated Head of ESG to lead and drive a best-in-class, strategic approach to ESG integration and opportunity across Angelo Gordon's global platform.

Community Engagement

Angelo Gordon has a long history of supporting its employees' dedication of time, resources and passion in having a positive impact on the communities in which they live and work. Angelo Gordon's philanthropic platform, AG Gives, focuses on:

•Volunteering opportunities for employees through partnerships such as:
◦NYC Cares
◦Habitat for Humanity
◦SuitUp
◦iMentor
•Charitable giving to support community organizations and initiatives and other non-profits through financial, in-kind and other donations, including clothing and food drives.

◦Angelo Gordon supports employee charitable contributions with a targeted matching program

•Educating Angelo Gordon employees about issues facing different communities, how various organizations are responding, and how employees can get involved or provide support.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the accounting firm of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2022, and recommended the ratification of this appointment by our stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accountants since our initial public offering in July 2011 and is considered by our management to be well qualified.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

The voting requirements for this proposal are described above and in the “General Information About The Annual Meeting And Voting” section.

AUDIT COMMITTEE MATTERS

Fee Disclosure

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2021 and 2020:

	Fiscal Year Ended December 31,
	2021	2020
Audit Fees(1)	$1,049,380	$1,401,475
Audit-Related Fees	—	—
Tax Fees(2)	184,500	199,100
All Other Fees	—	—

Total	$1,233,880	$1,600,575
 (1) “Audit Fees” consist of fees and related expenses for professional services rendered in connection with the audits of our consolidated financial statements performed by PricewaterhouseCoopers LLP. Audit Fees include fees related to the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and the issuance of consents and comfort letters related to equity offerings and registration statements. In 2021 and 2020, fees and expenses related to the issuance of consents and comfort letters included in the total Audit Fees were $90,000 and $39,000, respectively.
(2) “Tax Fees” consist of fees and related expenses for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance and tax planning and structuring.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee in accordance with the terms of the Audit Committee’s charter. In addition, our Audit Committee has established a pre-approval policy pursuant to which a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved, subject to an aggregate maximum fee established annually and payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The audit committee (the “Audit Committee”) of the board of directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company”) has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). The Audit Committee is composed of three directors, each of whom is independent and "financially literate" under the rules of the NYSE. The Board has determined that each of Ms. Hess and Ms. Hurley is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee has the duties and powers described in its written charter adopted by the Board on February 26, 2020. A copy of the charter is available on the Company's website at www.agmit.com.

The Company’s management has primary responsibility for establishing and maintaining effective internal controls over financial reporting, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, and managing the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”), is responsible for forming and expressing opinions on the conformity of the Company’s audited consolidated financial statements in accordance with U.S. generally accepted accounting principles, in all material respects, and on the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2021, including a discussion of the acceptability and appropriateness of significant accounting policies and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audits of the Company’s consolidated financial statements and internal controls over financial reporting. The Audit Committee also reviewed with management and the independent registered public accounting firm the reasonableness of significant estimates and judgments made in preparing the consolidated financial statements, as well as the clarity of the disclosures in the consolidated financial statements and related notes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received and reviewed the written communications from PwC as required by the applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence and has discussed with PwC its independence.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Company’s Audit Committee charter, the Audit Committee recommended to the Board (and the Board approved) the audited consolidated financial statements and related notes be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee also selected and appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and is presenting this appointment to the Company’s stockholders for ratification.

By the Audit Committee

Debra Hess (Chair)
Dianne Hurley
Joseph LaManna

PROPOSAL 3: APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

At our 2018 annual meeting, we asked our stockholders to vote, on an advisory basis, to recommend the frequency with which we would provide future advisory votes on named executive officer compensation. At our 2018 annual meeting, 98% of our stockholders who voted on the “say on frequency” proposal voted, on an advisory basis, to hold future advisory votes on named executive officer compensation each year. Taking into consideration the recommendation of the stockholders, our Board elected to hold advisory votes on named executive officer compensation each year. In the future, our Board may reconsider the frequency with which we hold advisory votes on named executive officer compensation.

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this advisory vote as required pursuant to the rules of the SEC. We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall policies and practices that apply to the compensation of our named executive officers. We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us or the Compensation Committee, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation policies and practices. Our Board and our Compensation Committee value the opinions of our stockholders. In the event there is a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation” below, we are externally managed by our Manager, pursuant to the management agreement between our Manager and us. Our Manager has delegated to Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. In 2021, we did not have any employees whom we compensated directly with salary, other cash compensation or stock-based compensation. A portion of our named executive officers’ compensation was paid out of funds from management fees we pay to our Manager and the expense reimbursement we pay to our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION.

The voting requirements for this proposal are described in the “General Information About the Annual Meeting and Voting” section above.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for 2021 were:

Name	Title
David N. Roberts	Chairman and Chief Executive Officer
T.J. Durkin(1)	President
Anthony Rossiello	Chief Financial Officer and Treasurer
Nicholas Smith(1)	Chief Investment Officer
Andrew Parks	Chief Risk Officer
Jenny B. Neslin(2)	General Counsel and Secretary
Christopher D. Moore(2)	Former General Counsel and Secretary
(1) On March 31, 2021, the Board appointed Mr. Durkin, then serving as the Company's Chief Investment Officer, as President of the Company and Mr. Smith as Chief Investment Officer of the Company, each effective on April 12, 2021. Mr. Durkin resigned as the Company's Chief Investment Officer effective April 12, 2021 to facilitate Mr. Smith's appointment.
(2) On March 31, 2021, the Board appointed Ms. Neslin as General Counsel & Secretary of the Company, effective on April 5, 2021. Mr. Moore resigned effective April 5, 2021 to facilitate Ms. Neslin's appointment.

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this Proxy Statement and our executive officers generally.

Overview of Compensation Program

We have no employees. We are externally managed by our Manager, pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, all of whom are employees of our Manager or an affiliate of our Manager, do not receive cash compensation from us. Instead, our executive officers are compensated by our Manager or an affiliate of our Manager, in part, with the management fee we pay to our Manager and with the expense reimbursement we provide to our Manager related to compensation. The management agreement provides for our reimbursement to the Manager of the allocable share of annual base salary, bonus, and any related withholding taxes and employee benefits paid to our chief financial officer, general counsel and other non-investment personnel based on the percentage of time those individuals spent on our affairs or another agreed upon methodology fair to the Company. We do not determine the compensation payable to personnel, including our executive officers, by our Manager or its affiliates. Our Manager or its affiliates, in their discretion, determine the levels of base salary, cash incentive compensation and other benefits earned by our executive officers.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our business are employees of our Manager or its affiliates. Accordingly, we do not pay or accrue any salary or bonus for our executive officers.

Equity-Based Compensation

Our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options, restricted stock units or other types of awards to our Manager or to our named executive officers pursuant to our equity incentive plans. These awards are designed to align the interests of our named executive officers with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in enabling our Manager to attract, motivate and retain talented individuals.

Notwithstanding the foregoing, following the execution of the Third Amendment to our management agreement in November 2021 related to the incentive fee, the Compensation Committee no longer expects to continue its historical practice of making periodic equity grants to the Manager pursuant to the Company's 2021 manager equity incentive plan.

We believe our equity-based compensation policies are particularly appropriate since we are an externally managed real estate investment trust, or REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends.

We have not and do not intend to either backdate stock options or grant stock options retroactively. Presently, we do not have designated dates on which we grant stock option awards. We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

To further align the interests of management and our stockholders, Angelo Gordon, an affiliate of our Manager may, in its discretion, grant to its employees separate awards of shares of our common stock that Angelo Gordon and its affiliates acquired from us, including shares acquired in connection with the completion of our initial public offering, received from us in lieu of cash for a portion of the first and second quarters of 2020 base management fees or acquired in our public common stock offering completed in November 2021 when the Manager purchased 700,000 shares at the public offering price not subject to any underwriting discounts or commissions. Awards based on shares of our common stock made by our Manager to our named executive officers are generally subject to time-based vesting conditions and are not made pursuant to our Company's equity incentive plans. Our compensation committee is aware of the terms of equity awards made by Angelo Gordon out of the shares of our common stock our Manager previously acquired from us. Angelo Gordon determines the amounts of any awards of shares of our common stock held by Angelo Gordon to our named executive officers and other recipients. In connection with 2021 bonus compensation, in January 2022, Angelo Gordon granted an aggregate of 607,500 shares of our common stock to our executive officers and other employees of our Manager or an affiliate of our Manager providing services to us. As of the date of this proxy statement, Angelo Gordon holds 365,791 shares of our common stock that may be granted to our executive officers and its employees.

Compensation in 2021

We did not pay any compensation of any kind to our named executive officers during the year ended December 31, 2021. We do not provide any of our executive officers with any cash compensation, pension benefits or non-qualified deferred compensation plans. The compensation that we reimbursed to our Manager for our allocable share of the 2021 compensation of our Chief Financial Officer, Chief Risk Officer and General Counsel is discussed in this Proxy Statement in “Other Matters – Certain Relationships and Related Transactions – Management Agreement.”

For 2021, the named executive officers as a group received aggregate salaries of $0.8 million and aggregate performance-based incentive bonuses for 2021 of $8.2 million from the Manager, based on the percentage of time such officers spent managing affairs of the Company. These amounts collectively represent 132% of the aggregate management fees the Company paid to the Manager during 2021. On an aggregated basis, based on the percentage of time the named executive officers spent managing affairs of the Company, such officers received 8.7% of their total compensation in the form of base salaries and the remaining 91.3% in the form of performance-based incentive bonuses. The performance-based incentive bonuses for 2021 include awards of our common stock made by our Manager to certain of our named executive officers. Such awards are subject to time-based vesting conditions.

Our Manager and its affiliates do not use a specific formula to calculate the variable or incentive pay portion of our named executive officers’ compensation. Additionally, our Manager and its affiliates do not explicitly set future variable or incentive compensation on the basis of the compensation the named executive officers earned in prior years. Generally, in determining each executive’s variable or incentive pay, our Manager and its affiliates will take into account factors such as the individual’s position, his or her contribution to our Company and market practices. We did not, nor did our Manager or its affiliates, retain a compensation consultant in connection with the compensation of our named executive officers in 2021.

Summary Compensation Table

Our named executive officers are not our employees and are not paid compensation by us. We have not paid any compensation to our named executive officers for the years ended December 31, 2019, December 31, 2020 or December 31, 2021.

Grants of Plan Based Awards in 2021

We did not grant any shares of restricted stock, options, restricted stock units or other incentive compensation to our named executive officers during the year ended December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2021, there was no outstanding award of equity made to any of our named executive officers.

Options Exercised and Stock Vested

As of December 31, 2021, we had not issued any outstanding options to purchase shares of common stock to any of our named executive officers. No option to purchase shares of our common stock or restricted shares of common stock granted by the Company to any of our named executive officers vested in 2021.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment

We do not have any employment agreement with any of our named executive officers and are not obligated to make any payment to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any kind to our named executive officers and did not have any employees during the year ended December 31, 2021. Therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We pay our Manager a management fee that is a percentage of our stockholders’ equity, as that term is defined in the management agreement. We believe this management fee structure helps guard against our Manager making higher risk investments to achieve higher management fees as might be the case if the management fee was based on total assets or returns on investments. In addition, beginning with the 2023 calendar year, our Manager has the ability to earn an incentive fee that is based, in large part, upon our achievement of targeted levels of adjusted net income, as calculated in accordance with the management agreement. The incentive fee is computed and paid annually generally on adjusted net income that includes unrealized gains driven by mark-to-market increases on investments. The incentive fee is payable in cash or, at the Board's option, in shares of our common stock. We have designed our compensation policy in an effort to provide the proper incentives to our executive officers and our Manager to maximize our performance in order to serve the best interests of our stockholders. Our Board monitors our compensation policies and practices to determine whether our risk management objectives are being met.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of AG Mortgage Investment Trust, Inc. (the "Company") has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on that review and discussion, the Compensation Committee recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

By the Compensation Committee

Peter Linneman (Chair)
Debra Hess
Joseph LaManna

DIRECTOR COMPENSATION

Director Compensation

Our Compensation Committee is responsible for discharging our Board’s responsibilities relating to compensation payable to our non-employee directors. Our Compensation Committee annually evaluates compensation paid to our non-employee directors and may, from time to time, recommend to the full Board changes to such compensation as appropriate. Our Compensation Committee did not retain a compensation consultant in connection with establishing the compensation paid to our non-employee directors for 2021. The Company does not pay director compensation to directors who are also employees of our Manager or its affiliates (i.e., David N. Roberts and T.J. Durkin).

Each member of our Board who is not an employee of our Manager or its affiliates received annual compensation for service as a director during 2021 as follows:

•Each non-employee director receives an annual base fee of $150,000, of which $70,000 is payable in unrestricted cash and the other $80,000 is payable in shares of restricted common stock.

•The lead independent director receives an additional annual fee of $25,000.

•In addition, the chair of our Audit Committee receives an annual fee of $25,000, and the chairs of our Compensation and Nominating and Corporate Governance Committees each receive an annual fee of $10,000.

2021 Director Compensation Table

The following table summarizes the compensation that we paid to our non-employee directors for their services in fiscal year 2021:

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Total
Debra Hess	$95,012	$79,988	$175,000
Joseph LaManna	105,012	79,988	185,000
Peter Linneman	80,012	79,988	160,000
Dianne Hurley	70,012	79,988	150,000
(1) Amounts include cash in lieu of fractional shares relating to the portion of the annual compensation paid in stock.

The annual cash and equity compensation for our non-employee directors is paid quarterly in arrears. The number of shares of restricted common stock to be issued each quarter to each non-employee director is determined based on the average of the high and low prices of the Company’s common stock on the New York Stock Exchange on the last trading day of each fiscal quarter. In addition, the restricted common stock issued to non-employee directors may not be sold or transferred during such director’s term of service on the Board.

Each member of our Board is also reimbursed for reasonable out-of-pocket expenses associated with service on the Board and Committee thereof and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT STOCKHOLDERS

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of March 8, 2022, beneficial ownership of the Company’s common stock by each named executive officer, each director and director nominee, and by all directors and executive officers as a group. Beneficial ownership reported in the below table has been presented in accordance with SEC rules. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown, and the address of each beneficial owner reported in the below table is c/o AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
David N. Roberts	451,034	1.9%
T.J. Durkin	272,832	1.1%
Debra Hess	21,994	*
Dianne Hurley	7,651	*
Matthew Jozoff	—	—
Peter Linneman	27,136(2)	*
Joseph LaManna	46,932	*
Nicholas Smith	166,666	*
Andrew Parks	—	—
Anthony Rossiello	33,334	*
Jenny B. Neslin	50,000	*
All directors and executive officers as a group (11 persons)	1,077,579	4.5%
* Represents ownership of less than one percent.
(1)As of March 8, 2022, we had 23,915,293 shares of our common stock outstanding.
(2)All shares owned by Peter Linneman are held jointly with his spouse.

Ownership of Common Stock by Certain Significant Stockholders

As of March 8, 2022, unless otherwise indicated below, the following are beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
Hill Country Asset Management, LP(2)	1,882,468	7.9%
Beach Point Capital Management LP(3)	1,387,609	5.8%
(1)As of March 8, 2022, we had 23,915,293 shares of our common stock outstanding.
(2)Information obtained solely by reference to the amended Schedule 13G filed with the SEC on January 31, 2022 by Hill Country Asset Management, LP ("Hill Country"). Of the reported shares, Hill Country reported that it has sole voting power for 0 shares, shared voting power for 1,882,468 shares, sole dispositive power for 0 shares and shared dispositive power for 1,882,468 shares. The address of the principal business office of Hill Country, Master Fund, Mr. Olson and Mr. Kuhn is c/o Hill Country Asset Management L.P., 2770 US Highway 290, Dripping Springs, TX 78620.
(3)Information obtained solely by reference to the amended Schedule 13G filed with the SEC on February 8, 2022 by Beach Point Capital Management LP ("Beach Point Capital"). Of the reported shares, Beach Point Capital reported that it has sole voting power for 0 shares, shared voting power for 1,387,609 shares, sole dispositive power for 0 shares and shared dispositive power for 1,387,609 shares. The address of Beach Point Capital is 1620 26th Street Suite 6000n, Santa Monica, CA 90404.

 OTHER MATTERS

Certain Relationships and Related Transactions

Our Manager is a subsidiary of Angelo Gordon. Two of our current executive officers and directors/nominated directors (David N. Roberts and T.J. Durkin) and all of our other executive officers are employees of Angelo Gordon or its affiliates.

To avoid any actual or perceived conflict of interest with our Manager, our Board has approved investment guidelines and policies providing that an investment in any security structured or managed by our Manager and its affiliates, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will comply with all applicable law, our compliance policies, and the compliance policies of Angelo Gordon and our Manager. Our independent directors have approved parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner. Angelo Gordon and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures. Our independent directors periodically review our Manager’s and Angelo Gordon’s compliance with these conflicts of interest provisions.

Related Person Transaction Policy

Our Board has adopted a policy (the “Related Person Transaction Policy”) regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which (i) we or any of our subsidiaries is or are to be a participant, (ii) the amount involved exceeds one hundred twenty thousand dollars ($120,000), and (iii) a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the Related Person Transaction Policy, a related person would need to promptly disclose to our Secretary or Assistant Secretary any related person transaction and all material facts about the transaction. Our Secretary or Assistant Secretary, in consultation with outside counsel, to the extent appropriate, would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will review, approve or ratify such transactions as appropriate. The Audit Committee will not approve or ratify a related person transaction unless it shall have determined that such transaction is in, or is not inconsistent with, our best interests and does not create a conflict of interest. If we become aware of an existing related person transaction that has not been approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our Related Person Transaction Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Affiliated Transactions Policy

Our Board has also adopted a policy (the “Affiliated Transactions Policy”) regarding the approval of any transaction with affiliates that are not “related persons,” as that term is defined in the Related Person Transaction Policy. The Affiliated Transactions Policy is meant to supplement the existing policies and procedures of the Related Person Transaction Policy. The Affiliated Transactions Policy applies to all transactions between Angelo Gordon, or any entity or account managed by an affiliate of Angelo Gordon, and us (an “Affiliated Transaction”). All Affiliated Transactions must be permitted within our investment guidelines and contractual agreements, comply with applicable law and regulations, satisfy the requirements of Angelo Gordon’s cross trade policy and comply with any other requirement deemed necessary by our General Counsel. Affiliated Transactions that satisfy each of the foregoing criteria are presumed to be fair, reasonable and within the Affiliated Transaction Policy. On a quarterly basis, our management team delivers a complete list and appropriate supporting documentation of the Affiliated Transactions entered into during the quarter to the Audit Committee for its review and confirmation to the Company's independent directors.

Management Agreement

We entered into a management agreement with AG REIT Management, LLC, our Manager, in connection with our initial public offering. Our management agreement with our Manager provides for the day-to-day management of our operations. Our Manager has delegated to Angelo Gordon the overall responsibility of its day-to-day duties and obligations arising under our management agreement.

The management agreement requires our Manager to manage our business affairs in conformity with the investment policies that are approved and monitored by our Board. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us as described in the management agreement.

We are obligated to reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to (i) our chief financial officer based on the percentage of time spent on our affairs, (ii) our general counsel based on the percentage of time spent on our affairs, and (iii) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as executive officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business. For the years ended December 31, 2021 and December 31, 2020, the Company recorded $6.3 million and $7.4 million, respectively, of reimbursable expenses payable to the Manager, of which approximately $1.5 million and $1.2 million, respectively, related to the Company’s allocable share of annual compensation reimbursed to our Manager for our Chief Financial Officer, Chief Risk Officer, and General Counsel based on the percentage of time such officers spent on the Company’s affairs. For the year ended December 31, 2021, the Manager agreed to waive its right to receive expense reimbursements of $0.8 million.

Pursuant to the management agreement, we pay to our Manager a management fee, calculated and payable quarterly in arrears in an amount equal to 1.50% of our Stockholders’ Equity, per annum. For the years ended December 31, 2021 and December 31, 2020, our Manager earned management fees of $6.8 million and $7.2 million, respectively.

On April 6, 2020, we executed an amendment to the management agreement, pursuant to which the Manager agreed to defer our payment of the management fee and reimbursement of expenses, effective the first quarter of 2020 through September 30, 2020. All deferred expense reimbursements were paid as of September 30, 2020.

On September 24, 2020, we executed an amendment (the “Second Amendment”) to the management agreement, pursuant to which the Manager agreed to receive a portion of the deferred base management fee in shares of common stock. Pursuant to the Second Amendment, the Manager agreed to purchase (i) 405,123 shares of common stock in full satisfaction of the deferred base management fee of $3.8 million payable by us in respect to the first and second quarters of 2020 and (ii) 51,500 shares of common stock in satisfaction of $0.5 million of the base management fee payable by us in respect to the third quarter of 2020. The shares of common stock issued to the Manager were valued at $9.45 per share based on the midpoint of the estimated range of our book value per share as of August 31, 2020. The remaining third quarter 2020 management fee was paid in the normal course of business.

On November 22, 2021, we executed an amendment (the “Third Amendment”) to the management agreement, pursuant to which we agreed to include an incentive fee, in addition to a base management fee. Pursuant to the Third Amendment, the Manager waived the annual incentive fee with respect to the fiscal years ending December 31, 2021 and December 31, 2022, and the annual incentive fee will first be payable with respect to the fiscal year ending December 31, 2023.

The annual incentive fee with respect to each applicable fiscal year will be equal to 15% of the amount by which our cumulative adjusted net income from the date of the Third Amendment exceeds the cumulative hurdle amount, which represents an 8% return (cumulative, but not compounding) on an equity hurdle base consisting of the sum of

(i) our adjusted book value (calculated in the manner described in our public filings) as of October 31, 2021, (ii) $80.0 million, and (iii) the gross proceeds of any subsequent public or private common stock offerings by us. The annual incentive fee will be payable in cash, or, at the option of our Board of Directors, shares of our common stock or a combination of cash and shares.

The initial term of the management agreement was three years. Pursuant to the Third Amendment, the term of the management agreement was extended until June 30, 2023, unless earlier terminated in accordance with its terms. Thereafter, the management agreement will continue to renew automatically each year for an additional one-year period, unless the Company or the Manager exercise its respective termination rights. As of the date hereof, no event of termination has occurred. Our Manager is entitled to receive a termination fee from us should the management agreement be terminated under certain circumstances.

Following the execution of the Third Amendment the Compensation Committee no longer expects to continue its historical practice of making periodic equity grants to the Manager pursuant to the Company's 2021 manager equity incentive plan.

Secured debt

On April 10, 2020, in connection with the first of a series of forbearance agreements (collectively, the "Forbearance Agreement"), we issued a secured promissory note (the "Note") to the Manager evidencing a $10 million loan (the "First Loan") made by the Manager to us. Additionally, on April 27, 2020, in connection with the second Forbearance Agreement, we entered into an amendment to the Note to reflect an additional $10 million loan (the "Second Loan") by the Manager to us. The First Loan was repaid in full with interest when it matured on March 31, 2021, and the Second Loan was repaid in full with interest when it matured on July 27, 2020. The unpaid balance of the Note accrued interest at a rate of 6.0% per annum. Interest on the Note was payable monthly in kind through the addition of such accrued monthly interest to the outstanding principal balance of the Note.

Common Stock Offering

On November 17, 2021, we, along with the Manager, entered into an underwriting agreement (the "Underwriting Agreement"), with Credit Suisse Securities (USA) LLC, JMP Securities LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters (the "Underwriters"), for the issuance and sale of 7,000,000 shares of our common stock. We also provided the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Common Stock. The transaction contemplated by the Underwriting Agreement closed on November 22, 2021, with the Underwriters' option exercised and closed on December 15, 2021. The Manager and David N. Roberts, our Chairman and Chief Executive Officer, participated in the underwritten offering and purchased 700,000 and 200,000 shares of our common stock, respectively, at the public offering price of $10.25 per share and such purchases were not subject to any underwriting discounts or commissions.

Transactions with Red Creek Asset Management LLC

In connection with the Company’s investments in residential mortgage loans, the Company engages asset managers to provide advisory, consultation, asset management and other services. The Company engaged Red Creek Asset Management LLC ("Asset Manager"), an affiliate of the Manager and direct subsidiary of Angelo Gordon, as the asset manager for certain of its residential mortgage loans. The Company pays the Asset Manager separate arm’s-length asset management fees as assessed and confirmed periodically by a third-party valuation firm. The fees paid by the Company to the Asset Manager totaled $2.2 million and $2.7 million for the years ended December 31, 2021 and 2020, respectively.

Transactions with Arc Home

On December 9, 2015, the Company, alongside private funds managed by Angelo Gordon, through AG Arc LLC, one of the Company’s indirect affiliates ("AG Arc"), formed Arc Home LLC ("Arc Home"). The Company has an approximate 44.6% interest in AG Arc. Arc Home originates residential mortgage loans and retains the mortgage servicing rights associated with the loans it originates. Arc Home is led by an external management team. The Board of Managers of Arc Home consists of members appointed by us and affiliates of our Manager. Our investment in Arc Home had a fair value of $53.4 million and $45.3 million as of December 31, 2021 and December 31, 2020, respectively.

Arc Home may sell loans to the Company, to third-parties, or to affiliates of the Manager. Arc Home may also enter into agreements with third-parties or affiliates of the Manager to sell rights to receive the excess servicing spread related to MSRs that it either purchases from third-parties or originates. The Company, directly or through its subsidiaries, previously entered into agreements with Arc Home to purchase rights to receive the excess servicing spread related to certain of Arc Home's MSRs. As of December 31, 2021, the Company did not hold any of these Excess MSRs. These Excess MSRs had a fair value of approximately $3.5 million as of December 31, 2020.

During 2021, Arc Home began selling sold loans to the Company. Arc Home sold Non-QM Loans and GSE Non-Owner Occupied Loans with an unpaid principal balance of $613.7 million and $198.9 million to the Company, respectively, during the year ended December 31, 2021.

During 2020, Arc Home began selling Non-QM Loans to a private fund under the management of Angelo Gordon. Arc Home sold Non-QM Loans with an unpaid principal balance of $613.3 million and $57.4 million to this affiliate of the Manager during the years ended December 31, 2021 and 2020, respectively.

In August 2020, the Company, alongside private funds under the management of Angelo Gordon, sold its Ginnie Mae Excess MSR portfolio to Arc Home for total proceeds of $18.9 million. The portfolio had a total unpaid principal balance of $3.5 billion. The Company's share of the total proceeds approximated $8.5 million, representing its approximate 45% ownership interest. Arc Home subsequently sold its Ginnie Mae MSR portfolio to a third-party.

In July 2021, the Company, alongside private funds under the management of Angelo Gordon, sold its remaining Agency Excess MSRs to Arc Home for total proceeds of $9.9 million. The portfolio had a total unpaid principal balance of $2.0 billion. The Company's share of the total proceeds was $2.7 million, representing its approximate 45% ownership interest. Arc Home subsequently sold its MSR portfolio to a third party.

Mortgage Acquisition Trust I Restructured Financing Arrangement

On August 29, 2017, the Company, alongside private funds managed by Angelo Gordon, formed Mortgage Acquisition Holding I LLC ("MATH") to conduct a residential mortgage investment strategy. The Company has an approximate 44.6% interest in MATH. MATH in turn sponsored the formation of an entity called Mortgage Acquisition Trust I LLC ("MATT") to purchase predominantly Non-QM Loans. MATT made an election to be treated as a real estate investment trust beginning with the 2018 tax year. As of December 31, 2021, MATT primarily holds retained tranches from past securitizations which continue to reduce in size due to ongoing principal repayments and the Company does not expect to acquire additional investments within this equity method investment.

On April 3, 2020, the Company, alongside private funds under the management of Angelo Gordon, restructured its financing arrangements in MATT ("Restructured Financing Arrangement"). The Restructured Financing Arrangement required all principal and interest on the underlying assets in MATT to be used to pay down principal and interest on the outstanding financing arrangement. As of April 3, 2020, the Restructured Financing Arrangement did not have mark-to-market margin calls and was non-recourse to the Company. The Restructured Financing Arrangement provided for a termination date of October 1, 2021. At the earlier of the termination date or the securitization or sale by the Company of the remaining assets subject to the Restructured Financing Arrangement, the financing counterparty (which is a non-affiliate) was entitled to 35% of the remaining equity in the assets. The Company evaluated this restructuring and concluded it was an extinguishment of debt. MATT chose to make a fair value election on this financing arrangement and the Company treated this arrangement consistently with this election.

On January 29, 2021, the Company, alongside private funds under the management of Angelo Gordon, entered into an amendment with respect to its Restructured Financing Arrangement in MATT. The amendment converted the existing financing to a mark-to-market facility that is recourse to the Company and the private funds managed by Angelo Gordon that invest in MATT up to the below mentioned commitment from MATH to MATT. Upon amending the agreement, the Company settled the premium recapture fee with the financing counterparty.

On January 29, 2021, the Company alongside private funds under the management of Angelo Gordon, entered into an amendment to the MATH LLC Agreement, which requires MATH to fund a capital commitment of $50.0 million to MATT. The Company, through its investment in MATH, is responsible for its pro-rata share of the capital commitment. Subsequent to year end, this agreement was amended and the capital commitment to MATT was reduced to $35.0 million.

Securitization Transactions

In February 2020, the Company, alongside private funds under the management of Angelo Gordon, participated through its unconsolidated ownership interest in MATT in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair value of $348.2 million were securitized. Certain senior tranches in the securitization were sold to third-parties with the Company and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair value of $26.6 million as of March 31, 2020. The Company has a 44.6% interest in the retained subordinate tranches.

In August 2020, the Company, alongside private funds under the management of Angelo Gordon, participated through its unconsolidated ownership interest in MATT in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair value of $226.0 million were securitized. Certain senior tranches in the securitization were sold to third-parties with the Company and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair value of $24.3 million as of September 30, 2020. The Company has a 44.6% interest in the retained subordinate tranches.

In May 2021, the Company, alongside private funds under the management of Angelo Gordon, participated through its unconsolidated ownership interest in MATT in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair value of $171.4 million were securitized. Certain senior tranches in the securitization were sold to third parties with the Company and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair value of $25.7 million as of June 30, 2021.

In November 2021, the Company, alongside a private fund under the management of Angelo Gordon, participated in a rated Non-QM Loan securitization, in which Non-QM Loans with a fair value of $225.9 million were securitized. Upon evaluating its investment in the VIE, the Company determined it was not the primary beneficiary and, as a result, did not consolidate the securitization trust. Certain senior tranches in the securitization were sold to third-parties with the Company and the private fund under the management of Angelo Gordon retaining the subordinate tranches, which had a fair value of $44.0 million as of December 31, 2021. The Company has a 40.9% interest in the retained subordinate tranches which represents its continuing involvement in the securitization trust.

Transactions under the Company's Affiliated Transaction Policy

In July 2020, in accordance with the Company’s Affiliated Transactions Policy, the Company sold certain real estate securities to an affiliate of the Manager. As of the date of the transaction, these real estate securities had a total fair value of $1.9 million. The purchase occurred by the affiliate submitting an offer to purchase the securities to the Company in a competitive bidding process. This allowed the Company to confirm third-party market pricing and best execution.

In October 2020, in accordance with the Company’s Affiliated Transactions Policy, the Company acquired certain real estate securities and Excess MSRs from an affiliate of the Manager. As of the date of the transaction, these real estate securities and Excess MSRs had a total fair value of $0.5 million and $20.0 thousand, respectively. As procuring market bids for the real estate securities was determined to be impracticable in the Manager’s reasonable judgment, appropriate pricing was based on a valuation prepared by third-party pricing vendors. The third-party pricing vendors allowed the Company to confirm third-party market pricing and best execution.

In March 2021, in accordance with our Affiliated Transactions Policy, we sold certain real estate securities to an affiliate of the Manager. As of the date of the transaction, these real estate securities had a total fair value of $6.9 million. The purchase occurred by the affiliate submitting an offer to purchase the securities to us in a competitive bidding process. This allowed us to confirm third-party market pricing and best execution.

In April 2021, in accordance with our Affiliated Transactions Policy, we sold certain CMBS to affiliates of the Manager. As of the date of the transaction, the CMBS sold to the buyer had a total fair value of $16.8 million. Pricing was based on valuations prepared by third-party pricing vendors in accordance with our policy. The third-party pricing vendors allowed us to confirm third-party market pricing and best execution.

In July 2021, in accordance with our Affiliated Transactions Policy, we sold certain real estate securities to affiliates of the Manager. As of the date of the transaction, these real estate securities had a total fair value of $17.6 million. The purchase occurred by the affiliate submitting an offer to purchase the securities to us in a competitive bidding process. This allowed us to confirm third-party market pricing and best execution.

In October 2021, in accordance with our Affiliated Transactions Policy, we purchased through one of our unconsolidated affiliated entities certain real estate securities from affiliates of the Manager. As of the date of the transaction, these real estate securities had a total fair value of $3.5 million. Pricing was based on valuations prepared by third-party pricing vendors in accordance with our policy. The third-party pricing vendors allowed us to confirm third-party market pricing and best execution.

In November 2021, MATT exercised its call rights on two securitization trusts in which it held interests in the subordinate tranches. Upon exercising its call rights and acquiring the remaining residential mortgage loans within the trusts, MATT sold the loans to us and a private fund under the management of Angelo Gordon in accordance with our Affiliated Transactions Policy. As of the date of the transaction, the residential mortgage loans sold to us and the private fund had a total fair value of $181.8 million and $183.6 million, respectively. Pricing was based on valuations prepared by third-party pricing vendors in accordance with our policy. The third-party pricing vendors allowed us to confirm third-party market pricing and best execution.

Stockholder Proposals

Any stockholder intending to present a proposal at our 2023 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than November 21, 2022. To be included in the proxy statement, the proposal must comply with the requirements of Rule 14a-8 of the Exchange Act.

Pursuant to our current bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders without seeking to have such a nomination or proposal included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2023 annual meeting of stockholders must notify us in writing of such proposal by November 21, 2022, but in no event earlier than October 22, 2022. However, in the event that the 2023 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2022 annual meeting of stockholders, notice by the stockholder to be timely must be received no earlier than the 120th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.

Any such nomination or proposal should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel, and, to the extent applicable, must include the information required by our bylaws.

Access to SEC Reports

A copy of the Company’s Annual Report, including financial statements, is being furnished concurrently herewith to all stockholders as of the Record Date. Please read it carefully.

Stockholders may obtain a copy of the Annual Report or Proxy Statement, without charge, by visiting our website at http://www.agmit.com or by writing AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel. These materials are also available at http://www.proxyvote.com. Upon request to our General Counsel, the exhibits set forth on the exhibit index of the Company’s Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

“Householding” of Proxy Statement and Annual Report

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding on your behalf. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York, 10167, Attn: General Counsel, or contact our General Counsel via telephone at (212) 692-2000. You can also refer to our website at www.agmit.com. Information at, or connected to our website is not and should not be considered part of this Proxy Statement.

ANNUAL MEETING OF STOCKHOLDERS OF

AG MORTGAGE INVESTMENT TRUST, INC.

May 2, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement, proxy card, and annual report are available at http://www.astproxyportal.com/ast/24506

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630300000000000000 0 050222

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Debra Hess
- ○ Dianne Hurley
- ○ Peter Linneman
- ○ Matthew Jozoff
- ○ David Roberts
- ○ T.J. Durkin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's registered independent public accounting firm for the year ending December 31, 2022.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AG MORTGAGE INVESTMENT TRUST, INC.

Proxy for Annual Meeting of Stockholders on May 2, 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David N. Roberts and Jenny B. Neslin, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of AG Mortgage Investment Trust, Inc., to be held Monday, May 2, 2022 at 11:00 AM Eastern Time, and any adjournments or postponements thereof. The company will be hosting the meeting virtually this year. To attend the meeting, please visit https://web.lumiagm.com/201017455 (password: ag2022).

(Continued and to be signed on the reverse side)

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